Exhibit 99.1

TREMOR VIDEO REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Full year 2013 revenue growth tops 25%

For the full year:

•                  Total revenue grew 25.3% year-over-year to $131.8 million

•                  In-stream revenue grew 28.7% year-over-year to $128.3 million

•                  Net loss of ($13.5) million; Non-GAAP Adjusted EBITDA of ($2.1) million

•                  Net loss per share of ($0.47); Non-GAAP Adjusted EBITDA per share of ($0.07)

For the fourth quarter:

•                  Total revenue grew 11.7% year-over-year to $36.3 million

•                  In-stream revenue grew 13% year-over-year to $35.5 million

•                  Net loss of ($5.8) million; Non-GAAP Adjusted EBITDA of ($1.5) million

•                  Net loss per share of ($0.12); Non-GAAP Adjusted EBITDA per share of ($0.03)

New York, NY —February 20, 2014 — Tremor Video, Inc. (NYSE: TRMR), a leading provider of technology-driven video advertising solutions, today announced financial results for the fourth quarter and full year ended December 31, 2013.

“We believe our results in 2013 leave us strategically well-positioned to continue to deliver high quality revenue growth, which is increasingly driven by programmatic and performance based buying,” said Bill Day, President & CEO of Tremor Video. “Furthermore, we continue to corner the market on premium desktop and mobile video content across all screens with new exclusive relationships with Meredith Digital, Sony Crackle and USA Today Sports.”

Q4 2013 Financial Summary

Revenue: For the fourth quarter of 2013, total revenue was $36.3 million compared to $32.5 million for the fourth quarter of 2012, representing an 11.7% increase over the same period one year ago. In-stream revenue was $35.5 million, representing a 13% increase over the same period one year ago.

Gross Margin: For the fourth quarter 2013, gross margin was 33.7% compared to 45.1% for the same period one year ago.

Net Loss:  For the fourth quarter 2013, net loss was ($5.8) million compared to a net loss of ($1.1) million for the same period one year ago.

Adjusted EBITDA: For the fourth quarter 2013, Adjusted EBITDA, a non-GAAP financial measure, was ($1.5) million compared to Adjusted EBITDA of $1.3 million for the same period one year ago.

EPS:  For the fourth quarter 2013, basic and diluted net loss per share was ($0.12). Non-GAAP basic and diluted Adjusted EBITDA per share was ($0.03). Basic and diluted net loss per share are based on 49.8 million weighted average shares of common stock for the quarter ended December 31, 2013. Non-GAAP basic and diluted Adjusted EBITDA per share are based on 49.8 million weighted average shares of common stock for the quarter ended December 31, 2013.

Full Year 2013 Financial Summary

Revenue: For the full year 2013, total revenue was $131.8 million, representing a 25.3% increase over the same period one year ago. In-stream revenue was $128.3 million, representing a 28.7% increase over the same period one year ago.

Gross Margin: For the full year 2013, gross margin was 40.9% compared to 41.7% for the full year 2012.

Net Loss:  For the full year 2013, net loss was ($13.5) million compared to a net loss of ($16.6) million for the full year 2012.

Adjusted EBITDA: For the full year 2013, Adjusted EBITDA, a non-GAAP financial measure, was ($2.1) million compared to Adjusted EBITDA of ($7.2) million for the full year 2012.

EPS:  For the full year of 2013, basic and diluted net loss per share was ($0.47). Non-GAAP basic and diluted Adjusted EBITDA per share was $(0.07). Basic and diluted net loss per share is based on 28.8 million weighted average shares of common stock for the year ended December 31, 2013. Non-GAAP basic and diluted Adjusted EBITDA per share is based on 28.8 million weighted average shares of common stock for the year ended December 31, 2013.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying tables entitled “Reconciliation of Non-GAAP Financial Information” and “Reconciliation of Non-GAAP Financial Information-Per Share.”

Business & Financial Highlights

As a percentage of total revenue, revenue attributable to performance-based pricing for the fourth quarter of 2013 was 25.4% compared to 25.0% for the same period one year ago and for the full year of 2013 was 29.8% compared to 22.7% for the full year 2012.

As a percentage of total revenue, mobile revenue for the fourth quarter of 2013 was 14.7% compared to 8.2% for the same period one year ago and for the full year of 2013 was 11.8% compared to 6.2% for the full year 2012.

Guidance

Based on information available as of February 20, 2014, the Company expects the following:

Q1 2014:  First quarter revenue is expected to be in the range of $29.0 million to $31.0 million and Adjusted EBITDA is expected to be in the range of ($7.5) million to ($6.5) million.

Full Year 2014:  Full year 2014 revenue is expected to be in the range of $155.0 million to $160.0 million and Adjusted EBITDA is expected to be in the range of ($11.0) million to ($8.0) million.

Q4 2013 and Full Year 2013 Financial Results Conference Call: Tremor Video will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full year 2013 financial results with the investment community. A live webcast of the event will be available on the Tremor Video Investor Relations website at http://investor.tremorvideo.com. A live domestic dial-in is available at (877) 407-9039 or internationally at (201) 689-8470, using passcode 13575434. Until March 6, 2014, a domestic replay will be available at (877) 870-5176 or internationally at (858) 384-5517, using passcode 13575434, and via webcast on the Tremor Video Investor Relations website.

About Tremor Video
Tremor Video, Inc. is a leading provider of technology-driven video advertising solutions enabling brand advertisers to engage consumers across multiple internet-connected devices including computers, smartphones, tablets and connected TVs. Our clients include some of the largest brand advertisers and agencies in the world. These relationships have helped us create a robust online video ecosystem that includes more than 500 premium websites and mobile applications, over 200 of which partner with us on an exclusive basis. Our proprietary technology, VideoHub, analyzes in-stream video content, detects viewer and system attributes, and leverages our large repository of stored data to optimize video ad campaigns for brand-centric metrics. Through our VideoHub for Advertisers (VHA) enterprise solution, VideoHub also provides advertisers and agencies with advanced analytics and measurement tools enabling them to understand why, when and where viewers engage with their video ads.

Tremor Video is based in New York and has offices in Atlanta, Boston, Chicago, Dallas, Detroit, Los Angeles, and San Francisco, with international offices in London, Singapore, and Toronto. For more information, visit tremorvideo.com and find Tremor Video on Twitter, Facebook and LinkedIn.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including first quarter 2014 and 2014 full year financial guidance, and statements with respect to future revenue mix.

Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; a delay in, or failure of advertisers to adopt, the company’s programmatic buying solution; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission on November 14, 2013, and future filings and reports by the company, including its Annual Report on Form 10-K for the year ended December 31, 2013.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Adjusted EBITDA and basic and diluted Adjusted EBITDA per share which are non-GAAP financial measures. We define Adjusted EBITDA as net loss plus (minus): net interest expense and other (income) expense, income tax (benefit) expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation expense, and litigation costs associated with pending class action securities litigation. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Melinda McLaughlin
Chief Marketing Officer

212-584-0346
mmclaughlin@tremorvideo.com

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$92,691	$32,533
Restricted cash, short-term	—	21
Accounts receivable, net	41,458	36,011
Prepaid expenses and other current assets	1,912	953
Total current assets	136,061	69,518

Long-term assets:
Restricted cash, long-term	600	1,200
Property and equipment, net	3,388	1,995
Intangible assets, net	20,387	25,385
Goodwill	29,719	29,719
Deferred tax assets, long-term	189	1,695
Other long-term assets	216	211
Total long-term assets	54,499	60,205
Total assets	$190,560	$129,723

Liabilities, mandatorily redeemable securities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$32,312	$21,075
Deferred rent and security deposits payable	756	627
Deferred revenue	271	210
Deferred tax liabilities, short-term	189	1,695
Amounts outstanding under credit facility and accrued interest expenses	—	6,019
Total current liabilities	33,528	29,626
Warrants for purchase of mandatorily redeemable convertible preferred stock	—	1,103
Total liabilities	33,528	30,729

Mandatorily redeemable convertible preferred stock	—	162,466

Stockholders’ equity (deficit):
Common stock	5	1
Additional paid-in capital	267,767	17,752
Accumulated other comprehensive income	195	345
Accumulated deficit	(110,935)	(81,570)
Total stockholders’ equity (deficit)	157,032	(63,472)
Total liabilities, mandatorily redeemable securities and stockholders’ equity (deficit)	$190,560	$129,723

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$36,299	$32,538	$131,796	$105,190
Cost of revenue	24,056	17,864	77,925	61,317
Gross profit	12,243	14,674	53,871	43,873

Operating expenses:
Technology and development (1)	3,289	2,282	11,637	8,144
Sales and marketing (1)	10,233	8,963	38,496	35,042
General and administrative (1)	2,881	2,833	10,950	10,824
Depreciation and amortization	1,734	1,524	6,310	5,992
Total operating expenses	18,137	15,602	67,393	60,002

Loss from operations	(5,894)	(928)	(13,522)	(16,129)

Interest and other income (expense):
Interest expense	—	(58)	(127)	(227)
Other income (expense)	16	(6)	339	(8)
Total interest and other income (expense), net	16	(64)	212	(235)

Loss before income taxes	(5,878)	(992)	(13,310)	(16,364)
Income tax benefit (expense)	37	(70)	(206)	(280)
Net loss	(5,841)	(1,062)	(13,516)	(16,644)
Series F preferred stock deemed dividend	—	—	(15,849)	—
Net loss attributable to common stockholders	$(5,841)	$(1,062)	$(29,365)	$(16,644)

Net loss per share:
Basic and diluted	$(0.12)	$(0.14)	$(0.47)	$(2.22)

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.12)	$(0.14)	$(1.02)	$(2.22)

Weighted average number of shares of common stock outstanding:
Basic and diluted	49,755,820	7,683,193	28,761,700	7,499,986

(1)         Stock-based compensation expense included above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Technology and development	$158	$110	$549	$422
Sales and marketing	305	244	1,188	1,020
General and administrative	522	346	1,667	1,477
Total stock-based compensation expense	$985	$700	$3,404	$2,919

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net loss	$(5,841)	$(1,062)	$(13,516)	$(16,644)
Adjustments:
Depreciation and amortization expense	1,734	1,524	6,310	5,992
Stock-based compensation expense	985	700	3,404	2,919
Stock-based long-term incentive compensation expense	1,614	—	1,614	—
Interest and other (income) expense, net	(16)	64	(212)	235
Income tax (benefit) expense	(37)	70	206	280
Litigation costs	82	—	82	—
Total net adjustments	4,362	2,358	11,404	9,426
Adjusted EBITDA	$(1,479)	$1,296	$(2,112)	$(7,218)

Tremor Video, Inc.

Reconciliation of Non-GAAP Financial Information-Per Share

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net loss	$(0.12)	$(0.14)	$(0.47)	$(2.22)
Adjustments:
Depreciation and amortization expense	0.04	0.20	0.22	0.80
Stock-based compensation expense	0.02	0.09	0.12	0.39
Stock-based long-term incentive compensation expense	0.03	—	0.06	—
Interest and other (income) expense, net	—	0.01	(0.01)	0.03
Income tax (benefit) expense	—	0.01	0.01	0.04
Litigation costs	—	—	—	—
Total net adjustments	0.09	0.31	0.40	1.26
Adjusted EBITDA per share-basic	$(0.03)	$0.17	$(0.07)	$(0.96)

Weighted average number of shares of common stock outstanding-basic	49,755,820	7,683,193	28,761,700	7,499,986

Adjusted EBITDA per share-diluted	$(0.03)	$0.03	$(0.07)	$(0.96)

Weighted average number of shares of common stock outstanding-diluted	49,755,820	43,236,153	28,761,700	7,499,986

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2013	2012
	(unaudited)
Cash flows from operating activities
Net loss	$(13,516)	$(16,644)
Adjustments required to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,312	1,104
Amortization of intangible assets	4,998	4,888
Bad debt (income) expense	(19)	70
Mark-to-market (income) expense	(313)	22
Stock-based compensation expense	3,404	2,919
Stock-based long-term incentive compensation expense	1,614	—
Change in unrealized gain on short-term investments available for sale	—	7
Net changes in operating assets and liabilities:
Increase in accounts receivable	(5,428)	(2,242)
Increase in prepaid expenses, other current assets and other long-term assets	(964)	(355)
Increase in accounts payable and accrued expenses	9,604	4,787
Increase in deferred rent and security deposits payable	129	166
Increase in deferred revenue	61	175
Net cash provided by (used in) operating activities	882	(5,103)

Cash flows from investing activities
Purchase of property and equipment	(2,705)	(1,156)
Maturities of short-term investments	—	8,652
Change in restricted cash	621	36
Purchase of domain name	—	(50)
Acquisition of InPlay	—	(1,950)
Acquisition of Transpera, Inc., net of cash acquired	—	15
Net cash (used in) provided by investing activities	(2,084)	5,547

Cash flows from financing activities
Net proceeds from common stock issuance	66,598	—
Repayment of amount outstanding under credit facility	(6,000)	—
Proceeds from the exercise of stock options	912	433
Net cash provided by financing activities	61,510	433

Net increase in cash and cash equivalents	60,308	877

Effect of exchange rate changes in cash and cash equivalents	(150)	(58)

Cash and cash equivalents at beginning of period	32,533	31,714
Cash and cash equivalents at end of period	$92,691	$32,533

Supplemental disclosure of cash flow activities
Cash paid for income taxes	$308	$249
Cash paid for interest expense	$127	$234

Supplemental disclosure of non-cash investing activities
Common stock issued in connection with the acquisition of Transpera, Inc.	$—	$863

Supplemental disclosure of non-cash financing activities
Common stock issued in connection with the conversion of preferred stock	$162,657	$—
Common stock issued in connection with the Series F preferred stock deemed dividend	$15,849	$—
Reclassification of liability warrants to equity warrants	$790	$—